LOAN AND SECURITY AGREEMENT

(“Agreement”)

This Agreement dated September 28, 2016, is an agreement between CRESTMARK BANK, a Michigan banking corporation (“Crestmark”), and BOXLIGHT INC., a Washington corporation and MIMIO LLC, a Delaware limited liability company (individually or collectively referred to herein as “Borrower”). In this Agreement, Crestmark and Borrower are collectively the “Parties”. Any person who guarantees the obligations of Borrower (each a “Validity Guarantor” subject to the terms and conditions of the Validity Guaranty) is required to sign this Agreement. The Parties have the addresses shown on the schedule (“Schedule”) which is attached to this Agreement. These are the addresses of the Parties for all purposes and may be changed by one party giving notice to the other party in writing of the new address.

1. PURPOSE. The purpose of this Agreement, including the Schedule, is to set forth the terms and conditions of the loan from Crestmark to Borrower (“Loan”) and the obligations of Borrower. The Schedule is part of this Agreement. The promissory note (“Note”) to be signed by Borrower, any guaranty(s), and any other documents now or hereafter signed by any of the Parties in connection with this Agreement, the Loan or any document issued by Crestmark or the bank holding the lockbox (“Lockbox Bank”), including subordination agreements or intercreditor agreements, are also all part of this Agreement. All of the documents together are referred to collectively as the “Loan Documents”.

2. LOAN; LOAN ADVANCES.

A. Any disbursement of money or advance of credit by Crestmark, including but not limited to amounts advanced for the payment of interest, fees, expenses and amounts necessary to protect, maintain and preserve Crestmark’s Collateral under the Loan Documents (“Protective Disbursements”), is referred to collectively as an “Advance”. Whether Crestmark makes an Advance is in Crestmark’s sole discretion. If an Advance is made, it will be made in accordance with the advance formula set forth in the Schedule (“Advance Formula”); but not at any time to exceed the maximum amount set forth on the Schedule (“Maximum Amount”). Crestmark may choose to make Protective Disbursements in excess of the Maximum Amount or Advance Formula in its sole discretion. Each time Crestmark makes an Advance, including a Protective Disbursement, the Advance will be debited against an account in Borrower’s name on Crestmark’s books (“Loan Account”), and each payment will be credited against the Loan Account in the manner described in this Agreement.

B. The total amount Borrower owes to Crestmark will be the aggregate of the Advances made by Crestmark, the expenses and fees set forth in the Schedule and any and all costs incurred by Crestmark (including reasonable attorney’s fees), and interest at the rate set forth in the Note on all amounts advanced (together with all other obligations of Borrower under the Loan Documents, the “Obligations” or “Indebtedness”).

C. Borrower must repay all Advances with respect to the Loan with interest, which is due monthly as specified in the Note, along with all other fees and expenses of Crestmark set forth herein or in the Schedule. Crestmark may in its sole discretion collect any Obligations due Crestmark by (i) directly applying any funds in the Lockbox Account, as defined in paragraph 5 below, to the Obligations (ii) directly applying funds from any reserve to the Obligations, (iii) collecting the Obligations directly from Borrower; or (iv) otherwise collecting the Obligations. Borrower understands that all the Obligations are repayable at any time in full or in part upon demand by Crestmark. Crestmark may make demand for partial payments and such demand will not preclude Crestmark from demanding payment in full at any time.

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D. Borrower must comply with its representations, promises, covenants and reporting requirements set forth in this Agreement, in the Schedule and in the other Loan Documents. Borrower’s failure to do any of the foregoing is a default (“Default”). The demand nature of the Obligations is not modified by reference to a Default in this Agreement or the other Loan Documents and any reference to a Default is for the purpose of permitting Crestmark to exercise its remedies for Default, including charging interest at the Extra Rate provided in the Note.

E. The aggregate amount of all Advances, plus the expenses and fees set forth in the Schedule, any and all costs incurred by Crestmark (including reasonable attorney’s fees), and interest at the rate set forth in the Note on all amounts advanced (the “Loan Amount”), may not, at any time, exceed the Maximum Amount or the Advance Formula, and Borrower understands that if at any time it should owe more to Crestmark than the lesser of the Maximum Amount or the Advance Formula (the “Overformula”) it must repay that amount immediately, whether or not demand to repay the whole of the Obligations has been made. Protective Disbursements must be immediately repaid whether or not an Overformula exists.

3. RESERVES. If Crestmark believes in its sole discretion that the prospect for repayment of the Obligations is impaired or that its Collateral margin is insufficient, Crestmark may establish cash reserves and credit balances to protect its interests and the repayment of the Obligations. The reserve may be established by reducing the Advance Formula to achieve the target reserve level, withholding monies due Borrower from any payments Crestmark receives, from a cash payment from Borrower or any other method Crestmark chooses. Any money in a reserve account, whether or not it is a cash reserve, will not earn interest for Borrower, and Crestmark may apply the funds in the reserve account to reduce the Obligations at any time Crestmark elects.

4. FEES AND EXPENSES. In connection with the Loan there are several types of fees that may be charged and Borrower may be required to maintain a minimum Loan balance. Such fees and requirements are set forth in the Schedule. In addition, all expenses of every kind incurred by Crestmark in connection with the Loan, any Advance, collection of the Obligations, inspection, and examination are to be paid by Borrower.

5. LOCKBOX. Borrower must immediately notify all persons who are obligated on accounts (“Account Debtors”) to direct all Account Debtors and any other person or party that is liable to Borrower (collectively a “Debtor”) to remit all payments due Borrower to the lock box address or pursuant to the wire transfer or ACH instructions set forth in the Schedule (the “Lockbox Account”). The remit to address on all documents related to the accounts, including invoices, purchase orders, or contracts (“Documents”) must be the Lockbox Account. At Crestmark’s request, all Documents must be marked by Borrower to show assignment to Crestmark, and Borrower must notify each Account Debtor by mail that the Account has been assigned to Crestmark and that all payments on the Account, whether made by mail or electronically or otherwise must be made payable to Borrower or Crestmark, at Crestmark’s sole discretion, to the Lockbox Account or other address provided by Crestmark in writing. The language used in such notices shall be approved by Crestmark in writing. Crestmark may at any time and from time to time, and at its sole discretion, notify any Debtor or third party payee to make payments payable directly to Crestmark or to notify Debtor of the assignment to Crestmark. All expenses for notification of each Account Debtor will be paid by Borrower.

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If notwithstanding the notice to Debtors, Borrower receives any funds from a Debtor, including any cash, checks, drafts or wire transfers from the collection, enforcement, sale or other disposition of the Collateral (defined below), whether derived in the ordinary course of business or not, or if Borrower receives any proceeds of insurance, tax refunds or any and all other funds of any kind, Borrower shall hold such funds in trust for Crestmark, shall not mix such funds received with any other funds, and shall immediately deposit such funds in the Lockbox Account in the form received. That means if the funds are received by mail, the Debtor checks will be sent to the Lockbox Account uncashed, and if the funds are received electronically, the funds will be transferred immediately to the Lockbox Account electronically. Crestmark will have sole possession and control over the Lockbox Account. The Lockbox Bank will process all deposits and Borrower has no right to the Lockbox Account, it belongs to Crestmark. Crestmark is the owner of all deposits in the Lockbox Account, and has no duty as to collection or protection of funds as long as it is not grossly negligent or commits actual fraud. All expenses plus any applicable administration and servicing fees of the Lockbox Account will be paid by Borrower.

6. LOAN ACCOUNT. All of the Obligations which are owed by Borrower will be shown in the Loan Account and Borrower will receive a monthly statement either by mail, electronically or via access to the Crestmark online system at Crestmark’s sole discretion. The statement is binding on Borrower unless Borrower provides a written objection to Crestmark that is actually received by Crestmark within fifteen (15) business days of the time the statement is provided or made available to Borrower.

7. PAYMENTS. Should a check or other credit instrument not be collected after Borrower has been given credit for such payment, then the credit will be reversed and a fee charged at Crestmark’s then standard rate. Crestmark, at its sole discretion, may establish reserves as set forth above or not apply a payment that it reasonably believes may be returned unpaid for any reason or disgorged due to a preference claim or garnishment, and in such event the Maintenance Fee (as defined in the Schedule) will still be payable. In the event that any payment received by Crestmark is sought to be recovered by or on behalf of the payer (including a trustee in bankruptcy or assignee for the benefit of creditors), then Borrower agrees to immediately reimburse Crestmark on demand for any amount so recovered and all of Crestmark’s expenses in connection with any such proceeding, including reasonable attorneys’ fees. This provision shall survive termination of this Agreement. Any payments received by Crestmark shall be applied to the Obligations in whatever order Crestmark determines in its reasonable discretion.

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8. SECURITY INTEREST.

A. Borrower grants to Crestmark a security interest in all of its assets, now existing or hereafter arising, wherever located including all Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing, and all Proceeds of the foregoing (the “Collateral”), to secure repayment of the Obligations (“Security Interest”). The Collateral also includes all monies on deposit with Crestmark, or on deposit in the Lockbox Account. All capitalized terms used in this Section 8A. which are not otherwise defined shall have the meanings assigned to them in the Uniform Commercial Code as adopted in the State of Michigan (the “UCC”). Without limiting the forgoing, “Accounts” will also mean and include any and all other forms of obligations now owed or hereafter arising or acquired by the Borrower evidencing any obligation for payment for goods of any kind, nature, or description sold or leased or services rendered, and all proceeds of any of the foregoing.

B. Borrower gives Crestmark all of the rights of a secured party under the UCC. Borrower grants Crestmark the authority to file all appropriate documentation for Crestmark to perfect its security interest in the Collateral, including a UCC-1 financing statement listing the Collateral as “All assets of the Debtor, now existing and hereafter arising, wherever located,” or similar terms, as well as UCC-3 amendments as may be required from time to time. All expenses of Crestmark relating to searching, filing or protecting the Security Interest are part of the Obligations.

C. The Security Interest gives Crestmark rights with respect to the Collateral and the Security Interest and this Agreement imposes duties upon Borrower which relate to the Collateral. Some of the rights and duties are: (i) the right of Crestmark at any time to notify any persons who may hold any part of the Collateral, such as Account Debtors and other debtors, of Crestmark’s Security Interest. Borrower understands that Crestmark may verify Accounts with the Account Debtors; (ii) Borrower must cooperate with Crestmark in obtaining control of any Collateral in the possession of third persons, particularly Collateral consisting of deposit accounts, investment property, letter of credit rights or other Collateral which is evidenced by electronic entries; (iii) except for the right of Borrower to sell its inventory in the ordinary course of business, Borrower shall not sell or transfer any of the Collateral or grant any other security interest in the Collateral, except as Crestmark may specifically agree to in writing. Borrower remains liable to perform all of its obligations with respect to the Collateral such as the recognition of any warranties in inventory sold and Crestmark is under no responsibility to perform any of the obligations of Borrower; and (iv) Borrower must notify Crestmark immediately if it knows that any Account Debtor disputes an Account whether or not such disputes are deemed valid by Borrower.

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9. POWER OF ATTORNEY. Borrower irrevocably appoints Crestmark, or any person(s) designated by Crestmark, as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all Obligations of Borrower to Crestmark have been fully satisfied and discharged, with full power, at Borrower’s sole expense, to exercise at any time in Crestmark’s reasonable discretion all or any of the following powers:

A. Receive, take, endorse, assign, deliver, accept and deposit, in the name of Crestmark or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof.

B. Change Borrower’s address on all invoices and statements of Account mailed or to be mailed to Borrower’s customers and to substitute thereon the address designated by Crestmark, to place legends on all invoices and statements of Account mailed or to be mailed to Borrower’s customers, and to receive and open all mail addressed to Borrower, or to Borrower’s trade name at Crestmark’s address, or any other designated address.

C. Upon and after the occurrence of a Default, to change the address for delivery of Borrower’s mail to Crestmark’s or an address designated by Crestmark. Borrower specifically authorizes Crestmark to sign any forms on behalf of Borrower to affect this change with the United States Postal Service or any third party and requests such change to be accepted.

D. Upon and after the occurrence of a Default, to take or bring, in the name of Crestmark or Borrower, all steps, actions, suits or proceedings deemed by Crestmark necessary or desirable to effect collection of or other realization upon any Collateral.

E. Execute on behalf of Borrower any UCC-l and/or UCC-3 Financing Statement(s) and/or any notices or other documents necessary or desirable to carry out the purpose and intent of this Agreement, and to do any and all things reasonably necessary and proper to carry out the purpose and intent of this Agreement.

F. To transfer any lockboxes belonging to Borrower to Crestmark at Crestmark’s sole discretion.

G. To initiate ACH transfers from Borrower’s depository accounts.

H. To endorse and take any action with respect to bills of lading covering any inventory.

I. Upon and after a Default, or at any time in the event that Borrower fails to do so within a reasonable time, execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower.

J. Upon and after a Default, or at any time in the event that Borrower fails to do so within a reasonable time, pay any sums necessary to discharge any lien or encumbrance on the Collateral, which sums shall be included as Obligations hereunder, and which sums shall accrue interest at the Extra Rate until paid in full.

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10. REPRESENTATIONS. Borrower makes the following representations and warranties to Crestmark and such representations and warranties must be true at all times until the Obligations are paid in full. If Borrower learns that a representation and warranty once made is no longer true, it has the duty to immediately notify Crestmark in writing:

A. Borrower is in good standing under the laws of the state of its organization and is authorized to conduct business in any state that it conducts business. Borrower has the power and authority to enter into this Agreement, and the persons signing this Agreement and all persons who sign any documents with Crestmark have the appropriate authority. Borrower’s organization identification number, state of organization, and addresses where it conducts business are as shown on the Schedule.

B. Borrower’s entry into the Loan Documents do not violate any agreement which Borrower has or which binds Borrower.

C. The Loan Documents are fully enforceable against Borrower and the Collateral.

D. There are no litigation or criminal charges pending or threatened against Borrower or Guarantor and neither Borrower nor Guarantor are in default of any order or judgment of any court or any governmental agency of any kind. There are no unsatisfied liens or judgments pending against Borrower in any jurisdiction except as shown on the Schedule.

E. The financial information furnished by Borrower and Guarantor to Crestmark has been prepared in accordance with generally accepted accounting principles, all financial statements are true and correct, and any projections of the business operations of Borrower that have been given or will be given to Crestmark in the future will be based upon Borrower’s reasonable assumptions and estimates.

F. Borrower is the owner of all of the Collateral and there are no other liens or claims against the Collateral, except the Security Interest of Crestmark or as shown on the Schedule.

G. All of the Collateral is personal property and none of the Collateral will be permanently affixed to real estate.

H. Borrower has filed and will file all federal, state, local and foreign tax returns that it is required to file and has paid and will pay all taxes and all other governmental charges as they become due.

I. Borrower is able to pay its debts as they become due and has sufficient capital to carry on its business. Borrower’s obligations under this Agreement and the Loan Documents, including the obligation to repay the Loan and the grant of the Security Interest, do not render Borrower insolvent.

J. Borrower only uses the fictitious names, d/b/a’s, tradenames and tradestyles set forth on the Schedule (collectively the “Tradenames”), and Borrower certifies that all sales and any and all business done in the name of the Tradenames are the sales and business of Borrower. Any and all checks, remittances or other payments received in the name of any of the Tradenames are Borrower’s sole and exclusive property, and are subject to Crestmark’s security interest hereunder. Any and all authority given to Crestmark by Borrower in this Agreement or elsewhere to endorse Borrower’s name on any checks, negotiable instruments or other remittances extends with equal and full force and effect to any checks, negotiable instruments, and other remittances received in the name of any Tradename.

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K. All Accounts assigned to Crestmark by Borrower are and will at all times be bonafide accounts arising from the sale of inventory or providing services, and are not subject to discounts, deductions, allowances, contra items, offset or counterclaim and are free and clear of all encumbrances of any kind whatsoever, except as disclosed to Crestmark in writing and approved by Crestmark in writing.

L. Borrower’s assignment of any Accounts to Crestmark pursuant to this Agreement will not at any time violate any federal, state and/or local law, rule or regulation, court or other governmental order or decree or terms of any contract relating to such Accounts.

M. Borrower possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct its business as now operated, without any known conflict with any trademarks, trade names, copyrights, patents and license rights of any other person or entity.

N. Borrower’s legal name as of the date hereof as it appears in its official filing with its state of organization is as set forth in the opening paragraph of this Agreement. Borrower has not organized another entity or Tradename using Borrower’s name or Tradename as set forth herein in any other jurisdiction.

O. As to all of Borrower’s Inventory and Equipment:

i. The Inventory and Equipment are currently located only at the locations identified on the Schedule, or such other locations as consented to by Crestmark in writing;

ii. All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects, except as disclosed to Crestmark in writing;

iii. The Inventory and Equipment are and shall remain free from all liens, claims, encumbrances, and security interests (except as held by Crestmark, and except as identified on the Schedule).

iv. The Inventory is not now stored with a bailee, warehouseman or similar party provided however, at Crestmark’s sole discretion, such Inventory may be deemed eligible upon such party entering into a waiver letter in form satisfactory to Crestmark.

11. BORROWER’S PROMISES. Borrower makes the following promises to Crestmark and these promises are effective until the Obligations are fully paid:

A. To pay all Obligations when due and perform all terms, conditions and obligations of the Loan Documents.

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B. To permit Crestmark, or its representatives, access to the Collateral on Borrower’s premises or wherever collateral is located and to Borrower’s computer systems, books of account and financial records. Borrower will pay the cost of Field Examinations as specified in the Schedule.

C. To notify Crestmark promptly of any litigation, administrative or tax proceeding or other action threatened or instituted against Borrower or Guarantor or its property, or of any other material matter which may adversely affect Borrower’s financial condition. The amount of claims as to which Borrower must notify Crestmark is specified in the Schedule as the “Borrower Claims Threshold”.

D. To pay when due all taxes, assessments and governmental charges, provided that Borrower has the right to contest the same as long as it has a cash reserve with Crestmark in an amount as determined by Crestmark in its sole discretion.

E. To comply with the Financial Covenants described in the Schedule (if applicable).

F. To maintain insurance on its business activities in such amount and in such form as Crestmark may from time to time require, and with respect to such insurance if so designated, Crestmark shall be named as “Lender Loss Payee” under the policy and receive evidence of the insurance. All insurance which protects Crestmark shall have at least a 30-day notice to Crestmark prior to any cancellation. With respect to the insurance, Borrower appoints Crestmark as its attorney-in-fact exercisable after an event of Default to negotiate any and all claims under all insurance policies and Crestmark also has the power to negotiate any payments on the insurance policies. Required insurance is listed on the Schedule.

G. To comply with all laws, ordinances and regulations or other requirements of any governmental authority or agency applicable to Borrower’s business.

H. To maintain and preserve all Collateral in good repair, working order and condition, and with respect to accounts, pursue collections thereof.

I. To provide Crestmark with evidence of ownership of any Collateral upon the request of Crestmark.

J. To maintain a Loan Amount balance which shall not exceed the sum of Eligible Collateral times the corresponding Advance Rate.

12. NEGATIVE COVENANTS. Borrower agrees until the Obligations are paid in full, it will not without prior written consent of Crestmark:

A. Change its state of organization or its name, or move its executive office or at any time adopt any assumed name without giving Crestmark at least 30 days prior written notice.

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B. Declare or pay any dividend or make any other distribution with regard to its equity or purchase or retire any of its equity without Crestmark’s prior written consent, provided if it is taxed as an S Corporation or other “pass through” entity, Borrower may prior to a Default distribute profits to its equity holders in an amount necessary to enable such holders to pay personal, state and federal taxes directly attributable to the profits earned by Borrower for such year.

C. Make any loan or guaranty or assume any obligation or liability, whether as borrower, guarantor, surety, indemnitor or otherwise (a “Borrower Obligation”) (i) that would result in or create a Default, or (ii) that together with all other existing Borrower Obligations would exceed the “Borrower Obligation Threshold” set forth in the Schedule, without Crestmark’s prior written consent, provided, however, that Borrower may be the borrower under the loans described in those Subordination Agreement(s) that may be entered into in favor of Crestmark, upon terms and conditions acceptable to Crestmark, and the Borrower may make such payments, if any, as permitted under the terms and conditions of such Subordination Agreements.

D. Enter into any transaction with its equity holders or any affiliates of Borrower except on terms at least as favorable as would be usual and customary in similar transactions if the person with whom the transaction is entered into was not related to Borrower.

E. Release, redeem, purchase, or acquire any of its equity interests without the prior written consent of Crestmark.

F. Default in the payment of any debt to any other person.

G. Suffer or permit any judgment, decree or order not fully covered by insurance to be entered against Borrower or a Guarantor in an aggregate amount in excess of the “Claims Threshold” set forth in the Schedule, or permit or suffer any warrant or attachment to be filed against Borrower, any Guarantor, or against any property or asset of Borrower or Guarantor.

H. Transfer the ownership of any interest in Borrower without the prior written consent of Crestmark which shall not be unreasonably withheld.

I. Sell any of the Collateral outside the normal course of its business without the prior written consent of Crestmark.

J. Purchase the stock or assets of any other entity without the prior written consent of Crestmark.

K. Make any loans, advances, intercompany transfers or cash flow between the Borrower and any officer, director, employee, shareholder, subsidiary, related entity or affiliate of the Borrower or with any company that has common shareholders, officers or directors with the Borrower.

13. FINANCIAL REPORTS. Borrower promises that until the Obligations are fully paid and this Agreement is terminated, it will keep its books and records in a manner satisfactory to Crestmark and Crestmark will have the right at any time to verify any of the Collateral, documentation or books and records of Borrower in whatever manner and as often as Crestmark deems necessary. Borrower will permit Crestmark, or its representatives, access to the Collateral and Borrower’s premises and to Borrower’s computer systems, books of account and financial records. Borrower will furnish to Crestmark the financial reports identified on the Schedule, certified to by the president or chief financial officer of Borrower and Borrower’s certified public accountant, if applicable. All financial reports will be prepared in accordance with generally acceptable accounting principles and will be true and accurate.

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14. CRESTMARK’S REMEDIES. Crestmark has all the remedies available at law or in equity (including those under the UCC) in the event of a Default or if Borrower fails to pay the Obligations on demand, including but not limited to the following: to charge the Extra Rate; to notify Account Debtors to make the payments directly to Crestmark; to settle or compromise any disputed Account, sue on any Account and make any agreement to deal with the Accounts as if it were the owner; to offset any of Borrower’s or Guarantor’s funds under the control of Crestmark against the Obligations; and to require Borrower to gather up the Collateral and make it available to Crestmark for Crestmark to conduct public or private UCC foreclosure sales. Borrower grants to Crestmark a license or other right to use, without charge, Borrower’s labels, patents, copyrights, trademarks, rights of use of any name, trade secrets, tradenames and advertising materials, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and Borrower’s rights under all licenses and franchise agreements shall inure to Crestmark’s benefit. If Crestmark should proceed against the Collateral and sell any of the Collateral on credit, Borrower will be credited on the Obligations only with the amount actually received by Crestmark and Borrower waives any and all provisions as to notice or a particular method of sale of any of the Collateral. Borrower will pay all expenses in connection with the assembly or sale of the Collateral. Crestmark does not have to incur its own expenses in realizing upon the Collateral, but all the expenses are for the account of Borrower. Borrower recognizes that at no time is Crestmark its agent in dealing with the Collateral, but Crestmark acts only in its own interest.

15. CUMULATIVE RIGHTS. Crestmark’s rights and remedies under this Agreement and all other agreements shall be cumulative. Crestmark shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Crestmark of one right or remedy shall be deemed an election, and no waiver by Crestmark of any Default on Borrower’s part shall be deemed a continuing waiver. No delay by Crestmark shall constitute a waiver, election or acquiescence by it.

16. LENDER ACTIONS. To the extent applicable law may impose duties on Crestmark to exercise remedies in a commercially reasonable manner, Borrower agrees that it is not commercially unreasonable for Crestmark: to fail to exercise remedies against any Collateral or any particular Account Debtor; to proceed against Account Debtors either directly or through collection agencies; to advertise disposition of Collateral through publications or media of general circulation; to hire professional auctioneers to dispose of Collateral; to dispose of Collateral in wholesale or retail markets; to disclaim warranties with respect to Collateral; or to obtain services of attorneys or other professionals. The foregoing is not an exhaustive list and nothing contained in the foregoing shall be construed to grant any rights to Borrower or to impose any duties on Crestmark that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 16. Borrower agrees that under no circumstances is Crestmark the agent or representative of Borrower.

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17. APPLICATION OF PROCEEDS. Once collection efforts are commenced by Crestmark, any proceeds of sale or disposition of Collateral may be applied by Crestmark first to expenses authorized by this Agreement, including Crestmark’s reasonable attorneys’ fees, which Borrower must pay, and the balance to payment of the Obligations in such manner as Crestmark may elect. Borrower and Guarantor remain liable for any deficiency.

18. NOTICES. Any notice is effective by either party if sent in writing or facsimile with confirmation of receipt or by certified mail or personal delivery or expedited mail services to the addresses shown on the Schedule. In addition, the Borrower consents to Crestmark sending the Borrower other communications via electronic mail and/or facsimile.

19. MISCELLANEOUS PROVISIONS.

A. This Agreement is binding upon and is for the benefit of Borrower and Crestmark, and their respective successors and assigns. However, under no circumstances may Borrower assign this Agreement or its rights and duties hereunder. Crestmark may assign this Agreement and its rights under the Loan Documents and Borrower will make payments to any such assignee if so directed.

B. Crestmark has the right at any time to assign, transfer, negotiate or sell participations in this Agreement or the Obligations or the rights of Crestmark hereunder. In connection with any assignment, Borrower consents to disclosure of any and all books, records, files, Loan Documents and all other documents in the possession or under the control of Crestmark.

C. No delay or failure of Crestmark in exercising any right or remedy will affect such right or remedy. No delay or failure of Crestmark to demand strict adherence to the terms of this Agreement will be deemed to waive Crestmark’s rights to demand such adherence at any time in the future.

D. The term “including” means “including, without limitation”, and the term “includes” means “includes, without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.

E. This Agreement and the other Loan Documents will be interpreted and determined under the laws of the State of Michigan without any regard to any conflict of laws provisions.

F. Borrower, at Crestmark’s request, will make, execute and acknowledge any and all further instruments or agreements necessary to carry out the intent of this Agreement and the other Loan Documents.

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G. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile or electronic mail to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

H. Neither Crestmark nor its affiliates, directors, officers, agents, attorneys or employees are liable to Borrower or Guarantor or affiliates for any action taken or omitted by it or any of them under the Loan Documents except for such liability as may be imposed by law for gross negligence or actual fraud, and no claim shall be made by Borrower or Guarantor or any of Borrower’s affiliates, directors, officers, agents, or employees for any special or consequential damages or punitive damages arising out of, or related to the Loan Documents or the transactions between the Parties.

I. This Agreement and the other Loan Documents represent the complete Agreement between the parties with respect to the subject matter of this Agreement, and there are no promises, undertakings, representations or warranties by Crestmark relative to the subject matter of this Agreement not expressly set forth in this Agreement or the other Loan Documents. This Agreement and the other Loan Documents may be amended only in writing.

J. If any provision of this Agreement is in conflict with any law or statute or is otherwise unenforceable, then the provision will be deemed null and void only to the extent of such provision and the provision will be deemed severable and the remainder of this Agreement shall be in full force and effect.

K. Any payment made to Crestmark by either Borrower or Guarantor which is subsequently invalidated, declared fraudulent or preferential or otherwise set aside under any bankruptcy, state, federal or equitable law, then to the extent of such invalidity such payment will be deemed not to have been made and the obligation will continue in full force and effect. This provision shall survive termination of this Agreement.

L. No Lien Termination Without Release – In recognition of among other things, Borrower’s indemnification obligations and Crestmark’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Crestmark shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Borrower and all guarantors of its obligations have executed and delivered to Crestmark a general release in a form acceptable to Crestmark in its sole discretion. Borrower understands that this provision constitutes a waiver of its rights Borrower may have under §9-513 of the UCC.

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M. Small Business Jobs Act Certification – Pursuant to Section 4107(d)(2) (the “Section”) of the Small Business Jobs Act of 2010, certification is required from any business receiving a loan using funds received by the institution under the Small Business Lending Act. As required by the Section, the Borrower hereby certifies to Crestmark that the principals of Borrower and its affiliates have not been convicted of, or pleaded nolo contendre to, a sex offense against a minor (as such terms are defined in section 111 of the Sex Offender Registration and Notification Act (42 U.S.C. 16911)).

The term “principals” is defined as follows: if a sole proprietorship, the proprietor; if a partnership, each managing partner and each partner who is a natural person and holds a 20% or more ownership interest in the partnership; and if a corporation, limited liability company, association or a development company, each director, each of the five most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of 20% or more of the ownership stock or stock equivalent of the entity.

N. USA Patriot Act Notification – The following notification is provided to Borrower pursuant to Section 3265 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan or other extension of credit. We may ask for the name, address, date of birth, and other information that will allow us to identify all Borrowers, principals and owners. We may also ask to see your driver’s license or other identifying documents.

20. RIGHT OF FIRST REFUSAL. In consideration of Crestmark entering into this Agreement and making advances to Borrower, Borrower hereby agrees that it will, within five (5) days of receipt, provide a copy of any proposal letter, term sheet, letter of intent or commitment letter from any lender offering to Borrower a refinance of the Obligations. Crestmark shall have the right of first refusal to match the offer(s) of such other lender(s), and if Crestmark advises Borrower that it intends to meet the financial and operational terms set forth in such offers (but continuing to require that the loan be repayable on Demand) , Borrower will be obligated to enter into an amendment to this Agreement extending the terms of this Agreement for at least the term proposed in such other offer(s), and amending the financial and operational terms as set forth in this Agreement. Notwithstanding the foregoing, Borrower recognizes that this Agreement can only be terminated as provided herein. Failure of Crestmark to meet the terms set forth in such letter of interest or commitment letter does not relieve the Borrower from its obligations hereunder.

21. INDEMNIFICATION. Borrower hereby agrees to indemnify, defend and hold Crestmark and its executive committees, parent affiliates, subsidiaries, agents, directors, officers, participants, employees, agents and their successors and assigns (collectively “Indemnified Parties”) harmless against any and all liabilities of any kind, nature or description and damages whether they are direct, indirect or consequential, including attorney’s fees and other professionals and experts incurred or suffered directly or indirectly by Indemnified Parties or asserted against Indemnified Parties by anyone whosoever, including Borrower or Guarantor, which arise out of the Loan Documents or the relationship and transaction between the Parties. This provision shall survive the termination of this Agreement.

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22. JOINT AND SEVERAL OBLIGATIONS. If more than one person or entity is named as Borrower in this Agreement, all Obligations, representations, warranties, covenants and indemnities of Borrower set forth herein and in the other Loan Documents shall be the joint and several obligations of such persons and/or entities.

23. JURISDICTION. BORROWER AND GUARANTOR AGREE THAT ANY ACTION TO ENFORCE BORROWER’S OR GUARANTOR’S OBLIGATIONS TO CRESTMARK SHALL BE PROSECUTED EITHER IN THE CIRCUIT COURT OF OAKLAND COUNTY MICHIGAN OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN (UNLESS CRESTMARK, IN ITS SOLE DISCRETION, ELECTS SOME OTHER JURISDICTION), AND BORROWER AND GUARANTOR SUBMIT TO THE JURISDICTION OF ANY SUCH COURT SELECTED BY CRESTMARK. BORROWER AND GUARANTOR WAIVE ANY AND ALL RIGHTS TO CONTEST THE JURISDICTION AND VENUE OF ANY ACTION BROUGHT IN THIS MATTER AND BORROWER AND GUARANTOR MAY BRING ANY ACTION AGAINST CRESTMARK ONLY IN THE CIRCUIT COURT FOR THE COUNTY OF OAKLAND OR THE FEDERAL COURT OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN.

24. WAIVER. ALL PARTIES, INCLUDING BORROWER AND GUARANTOR EACH KNOWINGLY AND VOLUNTARILY WAIVE ANY CONSTITUTIONAL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE OR CONFLICT BETWEEN THE PARTIES OR UNDER THE LOAN DOCUMENTS AND AGREE THAT ANY LITIGATION SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER AND GUARANTOR ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO REVIEW THE EFFECT OF THIS PROVISION WITH COUNSEL OF THEIR CHOICE.

25. RELEASE. BORROWER AND GUARANTOR RELEASE AND FOREVER DISCHARGE CRESTMARK, ITS AFFILIATES, OFFICERS, AGENTS, EMPLOYEES AND DIRECTORS FROM ANY AND ALL CLAIMS OF ANY KIND WHATSOEVER FROM THE BEGINNING OF TIME TO DATE OF THIS AGREEMENT.

The parties have executed this Agreement as of the date and year first written above.

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(Signatures on next page)

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CRESTMARK:

CRESTMARK BANK
a Michigan banking corporation

By: Adam Colley
Its: Vice President

BORROWER:

BOXLIGHT INC.
a Washington corporation

By: Henry F. Nance
Its: President/CEO

MIMIO LLC
a Delaware limited liability company
By: Boxlight Corporation
a Nevada corporation, its Member

By: James Mark Elliott
Its: CEO

The undersigned Guarantor by signing this Agreement agrees it has been read and understands the Agreement and Guarantor agrees to all of its terms.

GUARANTOR pursuant to the Guaranty of Validity of even date:

By: Henry F. Nance, individually

By: James Mark Elliott, individually

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